UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

Group 1 Automotive, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13461	76-0506313
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Gessner, Suite 500 Houston, Texas 77024		77024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 647-5700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

                          Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2020, John C. Rickel, currently serving as Senior Vice President and Chief Financial Officer of Group 1 Automotive, Inc. (the “Company”), provided notice of his resignation as Chief Financial Officer, effective no earlier than August 14, 2020, and entered into a Transition and Separation Agreement (the “Agreement”) with the Company, effective June 1, 2020 (the “Effective Date”).

Pursuant to the terms of the Agreement, on August 14, 2020 or, if later, the date that the Company files its Form 10-Q for the period ending June 30, 2020 (the “Transition Date”), Mr. Rickel will cease to serve as Chief Financial Officer of the Company and will transition into the role of Corporate Finance Director and will continue to serve in this transition role until his retirement from the Company on December 31, 2020.  Until the Transition Date, Mr. Rickel will remain in the role of Chief Financial Officer.  From the Effective Date until his retirement, Mr. Rickel will continue to receive his current salary and benefits, but will not be eligible to receive a bonus for 2020 or any new grants of long-term incentive plan awards.

Upon Mr. Rickel’s retirement on December 31, 2020 (or upon any earlier retirement date that is not a result of a termination (i) by the Company for cause (as such term is defined in Mr. Rickel’s employment agreement dated January 1, 2009), (ii) for death or disability, or (iii) by Mr. Rickel), and subject to his execution of a release of claims, Mr. Rickel’s outstanding time-based restricted stock awards will continue to vest and otherwise be subject to the terms and conditions of his restricted stock award agreements, including the qualified retirement provisions of those awards; provided, however, that the Compensation Committee of the Board of Directors of the Company has waived the age requirements necessary for Mr. Rickel to terminate pursuant to a qualified retirement under those awards, entitling Mr. Rickel to vesting under his awards on the second anniversary of his retirement if he complies with certain restrictive covenants, including but not limited to, confidential information, non-competition and non-solicitation provisions associated with those awards.  In addition, upon any termination of Mr. Rickel’s employment by the Company without cause prior to December 31, 2020, he will be entitled to receive, subject to his execution of a release, payment of his remaining base salary for the period through December 31, 2020.  Mr. Rickel’s previously granted performance based equity awards will be forfeited upon the Effective Date, and upon his retirement, he will not be entitled to any of the severance benefits otherwise payable pursuant to his employment agreement.

On June 1, 2020, the Board of Directors of the Company approved the appointment of Daniel McHenry as the new Senior Vice President and Chief Financial Officer of the Company, replacing John C. Rickel, who will retire from the Company at the end of 2020.  Mr. McHenry’s appointment is expected to be effective on August 15, 2020 or shortly thereafter, following Mr. Rickel’s transition into the role of Corporate Finance Director, as described above (such appointment date, the “Appointment Date”).

Mr. McHenry, age 46, has served as the Finance Director and Chief Financial Officer of Group 1 Automotive UK Limited, a subsidiary of the Company, since 2007.  He is a native of Belfast, Northern Ireland and holds a bachelor’s degree in Economics from Queens University Belfast and a master’s degree in Accounting and Management Science from Southampton University.  Additionally, he is a member of the Association of Chartered and Certified Accountants in the UK.  Mr. McHenry joined the Company in 2007 as part of the acquisition of Chandlers BMW in southern England, the Company’s first venture in the UK.  Prior to entering the auto retail business, McHenry had five years of experience with KPMG in the UK.

There are no family relationships between Mr. McHenry and any of the Company’s executive officers or directors.

Pursuant to an offer letter entered into between the Company and Mr. McHenry on June 1, 2020 (the “Offer Letter”), effective as of the Appointment Date, Mr. McHenry will receive an annual salary of $575,000 (which amount will be temporarily reduced by 20% to $460,000 until the full salary level for the Company’s Senior Vice Presidents is restored to 100% by the Compensation Committee) and will be eligible for an annual bonus opportunity equal to a maximum of 115% of his base salary.  In addition, Mr. McHenry will be granted, on or following the Appointment Date (and subject to Mr. McHenry’s execution of an Incentive Compensation and Non-Compete Agreement pursuant to which he agrees to certain restrictive covenants), an initial restricted stock award for a number of shares of the Company’s common stock that is equal to $200,000, divided by the closing price of our common stock on the date of grant.  This initial restricted stock award will vest 40% on the second anniversary of the date of grant, with an additional 20% vesting on each subsequent annual anniversary date thereafter.  Mr. McHenry will also be eligible to receive future annual restricted stock awards, which will be based on his performance and subject to approval by the Compensation Committee and which are expected to be granted at the same time and with similar vesting provisions as applicable for other executive officers of the Company.  In connection with his appointment, Mr. McHenry will also be eligible for a monthly automobile allowance of $1,250, the use of one demonstrator vehicle, a relocation allowance of up to $75,000, and payment of rental expenses for temporary housing in Houston, Texas for a period of up to one year from the date of his new appointment.  Finally, Mr. McHenry will be eligible to participate in other benefit plans and programs on similar terms as other senior executive officers of the Company, which shall include, among other things, participation in the Executive Life Insurance Plan and Executive Long-Term Disability Plan.

The foregoing descriptions of the Offer Letter and the Agreement are qualified by reference to the full texts of such arrangements, a copy of each of which is expected to be filed as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2020, and the full text of the previously filed award agreements evidencing (i) certain of Mr. Rickel’s outstanding equity awards and (ii) the Company’s form restricted stock agreement available for future awards for Mr. McHenry.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit Number	Description

99.1	Press Release of Group 1 Automotive, Inc., dated as of June 1, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Group 1 Automotive, Inc.

Date: June 2, 2020	By:	/s/ Darryl M. Burman
Name: Darryl M. Burman
Title: Sr. Vice President